GPS September 2022
AMENDMENT TO
Schwab Rule 12d1-4
FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment (“Amendment”) is made as of September 27, 2022, by and among GPS Funds I, GPS Funds II, and Savos Investments Trust, each a separate statutory trust organized under the laws of Delaware (each, an “Acquiring Management Company”), on behalf of their respective series identified on Schedule A, severally and not jointly (each, an “Acquiring Fund,” and collectively, the “Acquiring Funds”), and Schwab Strategic Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), on behalf of its series identified on Schedule B, severally and not jointly (each, an “Acquired Fund” and, collectively, the “Acquired Funds”), as amended from time to time, and amends the Fund of Funds Investment Agreement between the parties, dated January 19, 2022 as amended thereafter (“Investment Agreement”). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Investment Agreement.

WHEREAS, Savos Investments Trust will be liquidated, and the parties have agreed to remove Savos Investment Trust as an Acquiring Management Company under, and as a party to, the Investment Agreement, effective as of October 7, 2022.

WHEREAS, as a result of the liquidation of Savos Investment Trust, the parties wish to amend Schedule A to the Investment Agreement to remove a series as an “Acquiring Fund” under the Investment Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.Savos Investments Trust shall be removed as an Acquiring Management Company under, and as a party to, the Investment Agreement.

2.Schedule A to the Investment Agreement shall be deleted and replaced in its entirety with a new Schedule A as attached hereto.

3.Except as specifically set forth herein, all other provisions of the Investment Agreement shall remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

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GPS September 2022

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of the parties hereto as of the date set forth above.

GPS Funds I, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

GPS Funds II, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

Savos Investment Trust, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

Schwab Strategic Trust, on behalf of its series listed on Schedule B, Severally and Not Jointly

By:	/s/ Mark Fischer
Name:	Mark Fischer
Title	CFO

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GPS September 2022

SCHEDULE A

Amendment dated September 27, 2022
Effective as of October 7, 2022

GPS Funds I
GuideMark Large Cap Core Fund
GuideMark Emerging Markets Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Core Fixed Income Fund

GPS Funds II
GuidePath Growth Allocation Fund
GuidePath Conservative Allocation Fund
GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Conservative Income Fund
GuidePath Income Fund
GuidePath Growth and Income Fund

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GPS September 2022

SCHEDULE B

Schwab U.S. Broad Market ETF
Schwab U.S. Large-Cap ETF
Schwab U.S. Large-Cap Growth ETF
Schwab U.S. Large-Cap Value ETF
Schwab U.S. Mid-Cap ETF
Schwab U.S. Small-Cap ETF
Schwab U.S. REIT ETF
Schwab International Equity ETF
Schwab International Small-Cap Equity ETF
Schwab Emerging Markets Equity ETF
Schwab U.S. TIPS ETF
Schwab Short-Term U.S. Treasury ETF
Schwab Intermediate-Term U.S. Treasury ETF
Schwab U.S. Dividend Equity ETF
Schwab U.S. Aggregate Bond ETF
Schwab Fundamental U.S. Broad Market Index ETF
Schwab Fundamental U.S. Large Company Index ETF
Schwab Fundamental U.S. Small Company Index ETF
Schwab Fundamental International Large Company Index ETF
Schwab Fundamental International Small Company Index ETF
Schwab Fundamental Emerging Markets Large Company Index ETF
Schwab 1000 Index ETF
Schwab 1-5 Year Corporate Bond ETF
Schwab 5-10 Year Corporate Bond ETF
Schwab Long-Term U.S. Treasury ETF

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